SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                           NEXAR TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                   04-3268334
(State of Incorporation or Organization)                   (IRS Employer
                                                           Identification No.)

182 Turnpike Road, Westborough, Massachusetts              01581
(Address of Principal Executive Offices)                   (Zip Code)

 If this Form relates to the            If this Form relates to the
 registration of a class of debt        registration of a class of debt
 securities and is effective upon       securities and is to become effective
 filing pursuant to General             simultaneously with the effectiveness
 Instruction A(c)(1) please check the   of a concurrent registration
 following box.  [  ]                   statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [   ]


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.


       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.01 Par Value

                   (Title of each class to be so registered)














Item 1.  Description of Registrant's Securities to be Registered

      Information concerning the Registrant's Common Stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form S-1 (the "Form S-1"), filed with the Securities and Exchange Commission on December 20, 1996 (Registration No. 333-18489) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and such information is incorporated herein by reference. Such information shall be included in the final forms of Prospectus included in the Form S-1 and filed under Rule 424(b) of the Securities Act.

Item 2.  Exhibits

      The following exhibits are incorporated by reference to the indicated exhibits of the Form S-1, as amended:

1.    Certificate of Incorporation of the Registrant, as amended (Exhibit 3.1)

2. Form of Restated Certificate of Incorporation to be filed by the Registrant (Exhibit 3.2)

3.    By-laws of the Registrant, as amended (Exhibit 3.3)

4. Articles Fourth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, and Fifteenth of the Restated Certificate of Incorporation of the Registrant to be filed by the Registrant (Exhibit 4.1)

5. Articles II, III, IV, V, VI, VII, VIII, IX, X, XIV, XXI, XXVI and XXVII of the Registrant's By-laws, as amended (Exhibit 4.2)































                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    NEXAR TECHNOLOGIES, INC.


                                    By: Albert J. Agbay
                                        Chief Executive Officer


DATED: March 17, 1997